EXHIBIT 10.21

              SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made effective as of June 1, 1995, by and between Ross Stores, Inc. (the "Company") and Melvin A. Wilmore (the "Executive"). The
Executive and the Company previously entered into an Employment
Agreement of March 15, 1994, as amended March 16, 1995,  (the
"Agreement") and it is now the intention of the Executive and the Company to further amend the Agreement as set forth below.
Accordingly, the Executive and the Company now enter into this Amendment.

     I. The Executive and the Company hereby amend the Agreement as follows:

          A.   Term.     The termination date referred to in the
second line of paragraph 1 of the Agreement is changed to February 3, 1999.

          B. Salary. Effective June 1, 1995, the Executive's salary, referenced in paragraph 4(a) of the Agreement, shall be not less than $475,000 per annum.

          C.   Services Furnished.  Paragraph 4(f) [Services
Furnished] of the Agreement is amended in its entirety as follows:

     The Company shall furnish the Executive with office space and such services as are suitable to the Executive's position and adequate for the performance of his duties during the term of this Agreement and for a period of six months following the date of any termination, except for termination as described in paragraphs 7(a) [Death], 7(c)(B) [Illegal or Grossly Negligent Conduct], or 7(h) [Non-Renewal]. Upon mutual agreement between the Company and the Executive, the office space furnished during the six-month period following termination may be at a location other than the Company's principle executive offices.

          D. No Other Modifications. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second
Amendment to Employment Agreement effective as of the date and year first above written.

        ROSS STORES, INC.                    EXECUTIVE

   By: /s/ G. Orban                          /s/ M. Wilmore
     George Orban                            Melvin A. Wilmore
     Chairman, Compensation Committee